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                                                                    Exhibit 23.7

                            CONSENT OF ROY J. KASMAR

     The undersigned hereby consents to the inclusion of his name in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of Radian Group Inc. upon consummation of the merger of Amerin Corporation with and into CMAC Investment Corporation, which at the effective time of the merger will be renamed Radian Group Inc.


Signature: /s/ Roy J. Kasmar
           ------------------
           Roy J. Kasmar


Date: March 15, 1999